WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Krupp
Associates 1980-1 Financial Statements for the six months ended June 30, 1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                             12-31-97
<PERIOD-END>                                  06-30-97
<CASH>                                          62,810
<SECURITIES>                                         0
<RECEIVABLES>                                    2,217<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               172,861
<PP&E>                                       5,012,882<F2>
<DEPRECIATION>                             (2,859,100)<F3>
<TOTAL-ASSETS>                               2,392,170
<CURRENT-LIABILITIES>                        1,012,035
<BONDS>                                      3,464,614<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   (2,084,479)<F5>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                 2,392,170
<SALES>                                              0
<TOTAL-REVENUES>                               539,203<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               447,347<F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             180,988
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                  (89,132)<F8>
<EPS-PRIMARY>                                        0<F8>
<EPS-DILUTED>                                        0<F8>

<F1>Includes all receivables grouped in "Prepaid Expenses and Other Assets" on the balance sheet.
<F2>Includes apartment complexes of $4,866,257 and deferred expenses of $146,625.
<F3>Included depreciations of $2,819,651 and amortization of deferred expenses of $39,449.
<F4>Represents mortgage note payable of $2,207,229 and note payable to affiliate of $1,257,385.
<F5>Represents total deficit of the general partners (1,287,366) and limited partners (797,113).
<F6>Includes all revenue of the Partnership.
<F7>Includes operating expenses of $290,863 real estate taxes of $65,180 and depreciation and amortization of $91,304.
<F8>Net loss allocated (8,022) to general partners and (88,246) to limited partners.  Average net loss of ($20.05) per unit on 4,000 units outstanding.

